UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) the Securities Exchange Act of 1934

Date of Report: June 7, 2004

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1305 West Auto Drive, Tempe, Arizona	85284

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(480) 902-1001

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EX-99.1

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Incorporated
Exhibit		by Reference to/
Number	Description	Filed Herewith
99.1	Press release dated June 7, 2004	Filed herewith

Item 9. Regulation FD Disclosure

On June 7, 2004, Insight Enterprises, Inc. announced by press release its intention to pursue an initial public offering of its operating segment, PlusNet Technologies Limited, on AIM, a market of the London Stock Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: June 7, 2004	By: /s/	Stanley Laybourne
Stanley Laybourne
Executive Vice President,
Chief Financial Officer and
Treasurer